UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition by World Trophy Outfitters, Inc. (“World Trophy”) of Fast More Limited (“Fast More”), the issuance of additional shares of common stock by World Trophy, and the cancellation of shares (the “Share Exchange Transactions”) of common stock by World Trophy’s stockholders on World Trophy’s historical financial position and results of operations. The historical financial data of World Trophy for the year ended March 31, 2008 and three months ended June 30, 2008 were derived from World Trophy’s audited financial statements contained on Form 10-KSB and unaudited financial statements contained on Form 10-QSB as filed with the Securities and Exchange Commission. Fast More’s audited consolidated financial statements for the year ended March 31, 2008 and unaudited consolidated financial statements for the three months ended June 30, 2008 were derived from those information contained elsewhere in this Form 8-K.

On November 12, 2008, World Trophy entered into a Share Exchange Agreement (the “Exchange Agreement”) with Fast More, Cheer Gold Development Limited (“Cheer Gold”) and Floster Investment Limited (“Floster”, and together with Cheer Gold, the “Stockholders” of Fast More). As a result of the share exchange, World Trophy acquired all of the issued and outstanding common stock of Fast More from the Stockholders in exchange for Thirty-Five Million (35,000,000) newly-issued shares of World Trophy’s common stock. Concurrent and simultaneous with the consummation of the Exchange Agreement, Mathew Evans, World Trophy’s principal shareholder (the “Principal Stockholder”) shall cancel 18,658,200 shares of the World Trophy’s common stock held by the Principal Stockholder. Upon consummation of the Exchange Agreement, all of the shares of Fast More shall be held by the World Trophy. Upon consummation of the Share Exchange Transaction (including, but not limited to, the cancellation of the 18,658,200 shares of World Trophy’s common stock held by the Principal Shareholder), there shall be Fifty Million (50,000,000) shares of World Trophy’s common stock issued and outstanding.

The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2008 and three months ended June 30, 2008 assume that the Share Exchange Transactions were consummated on April 1, 2007. The unaudited pro forma condensed combined balance sheet as of June 30, 2008 assumes the Share Exchange Transactions were consummated on that date. The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Share Exchange Transactions as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Transactions.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. These unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of World Trophy and Fast More.

World Trophy Outfitters, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT JUNE 30, 2008
(Dollars in thousands except share data and per share amounts)

	At June 30, 2008		Pro-forma	Unaudited
	World Trophy	Fast More	Adjustment	Pro-forma combined	Note
	US$’000	US$’000	US$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents	70	3,112	-	3,182
Restricted bank balances	-	6,548	-	6,548
Other financial assets	-	716	-	716
Accounts receivables, net	-	16,074	-	16,074
Other receivables	-	418	-	418
Prepayment	1	891	-	892
Due from related parties	-	406	-	406
Inventories	-	15,906	-	15,906

Total current assets	71	44,071		44,142

Available-for-sale financial assets	-	875	-	875
Long-term land lease prepayments, net	-	616	-	616
Property, plant and equipment, net	-	4,316	-	4,316

Total assets	71	49,878		49,949

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	16	6,449	-	6,465
Accrued expenses and other accrued liabilities	-	2,147	-	2,147
Due to related parties	-	5,862	-	5,862
Income taxes payable		331	-	331
Short-term bank borrowings	-	23,284	-	23,284

Total current liabilities	16	38,073		38,089

Government subsidies	-	221	-	221

	16	38,294		38,310

Commitments and contingencies	-	-	-	-

Shareholders' equity
Preferred stock	-	-
Common stock	11	1	38	50	2
Capital reserves	-	124	-	124
Statutory reserves	-	71	-	71
Additional paid-in capital	80	-	(74)	6	2,3,4
Accumulated other comprehensive income	-	896	-	896
(Accumulated deficit) / Retained earnings	(17)	10,492	17	10,492	4
Deficit accumulated during the development stage	(19)	-	19	-	4

Total shareholders' equity	55	11,584		11,639

Total liabilities and shareholders' equity	71	49,878		49,949

World Trophy Outfitters, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2008
(Dollars in thousands except share data and per share amounts)

	Year ended March 31, 2008		Pro-forma	Unaudited
	World Trophy	Fast More	Adjustment	Pro-forma Combined	Note
	US$’000	US$’000	US$’000	US$’000
Operating revenues:
Net sales to third parties	188	65,387	-	65,575
Net sales to related party	6	-		6

Cost of sales	(157)	(51,964)	-	(52,121)

Gross income	37	13,423		13,460

Operating expenses:
Sales, marketing and distribution	-	(4,878)	-	(4,878)
General and administrative	(31)	(1,620)	-	(1,651)

Operating income	6	6,925		6,931

Other income, net	-	634	-	634
Interest income	-	62	-	62
Interest expense	-	(815)	-	(815)

Income before income taxes	6	6,806		6,812

Income taxes expenses	-	(112)	-	(112)

Net income	6	6,694		6,700

Other comprehensive income
Foreign currency translation adjustment	-	609	-	609

Comprehensive income	6	7,303		7,309

Weighted average number of common shares outstanding – basic and fully diluted	33,658,200			50,000,000	2

Net income per common share – basic and fully diluted	US$ 0.00			US$ 0.15

World Trophy Outfitters, Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2008
(Dollars in thousands except share data and per share amounts)

	Three months ended June 30, 2008		Pro-forma	Unaudited
	World Trophy	Fast More	Adjustment	Pro-forma Combined	Note
	US$’000	US$’000	US$’000	US$’000
Operating revenues:
Net sales to third parties	-	22,225	-	22,225

Cost of sales	-	(18,194)	-	(18,194)

Gross income	-	4,031		4,031

Operating expenses:
Sales, marketing and distribution	-	(1,105)	-	(1,105)
General and administrative	(19)	(593)	-	(612)

Operating (loss) income	(19)	2,333		2,314

Other income, net	-	205	-	205
Interest income	-	7	-	7
Interest expense	-	(286)	-	(286)

(Loss) Income before income taxes	(19)	2,259		2,240

Income taxes expenses	-	(328)	-	(328)

Net (loss) income	(19)	1,931		1,912

Other comprehensive income
Foreign currency translation adjustment	-	226	-	226

Comprehensive (loss) income	(19)	2,157		2,138

Weighted average number of common shares outstanding – basic and fully diluted	33,658,200			50,000,000	2

Net (loss) income per common share – basic and fully diluted	US$ (0.00)			US$ 0.04

Notes to pro-forma consolidated financial statements:

1.
The acquisition by World Trophy of Fast more is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, World Trophy (the legal acquirer) is considered the accounting acquiree and Fast More (the legal acquiree) is considered the accounting acquirer. The combined financial statements of the combined entity will in substance be those of Fast More, with the assets and liabilities, and revenues and expenses, of World Trophy being included effective from the date of consummation of Share Exchange Transactions. World Trophy is deemed to be a continuation of business of Fast More. The outstanding common stock of World Trophy prior to the Share Exchange Transactions will be accounting for at their net book value and no goodwill will be recognized.

2.
Prior to the closing of the Share Exchange Transactions, World Trophy implemented a 3 for 1 dividend distribution of the Common Stock. The number of shares and per shares amounts as extracted from World Trophy’s financial statements for the preparation of the pro-forma condensed combined financial statements have been restated to reflect the effect of the 3 for 1 dividend distribution of the Common Stock.

Following the above transactions and immediately prior to the consummation of the Share Exchange Transactions, World Trophy had 33,658,200 shares of common stock issued and outstanding. Upon consummation of the Share Exchange Transactions, there should be Fifty Million (50,000,000) shares of World Trophy’s common stock issued and outstanding.

3.	To reflect the cancellation of 18,658,200 shares of World Trophy’s common stock and issuance of 35,000,000 shares of World Trophy’s common stock in connection with the Share Exchange Transactions.

4.	To eliminate the pre-acquisition retained earnings of World Trophy under reverse acquisition.

5.	There were no inter-company transactions and balances between World Trophy and Fast More during the periods covered by the pro forma condensed combined financial statements.